Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 16, 2012 in Amendment No. 13 to the Registration Statement (Form F-1) and related Prospectus of Loyalty Alliance Enterprise Corporation dated May 11, 2012.

/s/ Ernst & Young Hua Ming

Shenzhen, the People’s Republic of China

May 6, 2012